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                                                                  EXHIBIT 23 (I)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in registration Statement Nos. 333-96787 and 333-20963 on Forms S-8 of our reports dated March 28, 2007 (which reports on the 2006 consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs related to the change in accounting principle discussed in Note 1 and going concern; and which reports on the effectiveness of the Company's internal control over financial reporting expresses an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses), relating to the 2006 financial statements of Fedders Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Fedders Corporation for the year ended December 31, 2006.

/s/ UHY LLP

New York, New York
March 28, 2007